ESCROW AGREEMENT, dated as of November 30, 2006
(this "Agreement"), is made by and among SCIENTIFIC INDUSTRIES, a Delaware corporation ("Buyer"), and the persons set forth on
Schedule I hereto (the "Sellers").

RECITALS

	Buyer and the Sellers are parties to that certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") providing for the acquisition by the Buyer and sale by the Sellers of all the outstanding shares of capital stock of Altamira Instruments, Inc., a Delaware corporation ("Altamira"). The Purchase Agreement provides that 125,000 shares of Common Stock of the Buyer in the aggregate be issued by it in the names of the Sellers and in the respective amounts set forth on Schedule I as part of the acquisition consideration (the "Escrowed Shares") and be held by the Buyer for delivery pursuant to the terms of the Purchase Agreement and this Agreement.

	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

		NOW THEREFORE, it is agreed as follows:

1.	Escrow Agent.  Buyer agrees to serve as escrow agent in
accordance with, and pursuant to, this Agreement.

2.	Delivery of Escrowed Shares.  At the Closing, the Buyer
pursuant to the terms of the Purchase Agreement will issue the Escrowed Shares in the respective names of the Sellers and amounts set forth on Schedule I hereto and will hold the Escrowed Shares and each Seller will deliver to the Buyer a duly executed stock power with respect to the shares registered in the Seller's name, to be held pursuant to the terms of this Agreement until delivered as provided in Sections 3 and 4 below. In the event the Buyer shall make any distribution to its stockholders with respect to its then outstanding shares, to the extent the distribution is paid in additional shares of Common Stock of the Buyer with respect to the Escrowed Shares, the distribution with respect to the Escrowed Shares shall be held by the Buyer pursuant to this Agreement and such additional shares also will be deemed
Escrowed Shares. To the extent the distribution consists of cash paid with respect to the Escrowed Shares, the Buyer shall deposit the cash portion of the distribution on the Escrowed Shares (the "Escrowed Funds") in a bank account selected by the Buyer (the "Escrowed Account"). The Buyer shall notify the Seller Representative of the Escrow Account number, the number of additional shares and amount of cash received with respect to each Seller's portion of the Escrowed Shares. The Escrowed Funds shall be invested at the joint written direction of the Buyer and the Seller Representative in money market funds rated AAA by Standard & Poor's that invest in short term interest bearing or discount debt obligations issued or guaranteed by the government of the United States.
The parties hereto acknowledge that the Buyer's tax identification number shall be used to open the Escrow
Account. The parties hereto acknowledge that the Buyer shall not be responsible for any diminution in the Escrowed Funds due to losses resulting from investments made pursuant to this Agreement. The Buyer may break or cancel any investment to the extent necessary or appropriate to make any payment required hereby, and shall not be responsible for any costs or penalties associated therewith. The parties hereto agree that, for tax and reporting purposes, all interest or other income earned from the investment of the Escrowed Funds shall (a) to the extent such interest or other income is distributed to any person or entity pursuant to the terms of this Agreement during a tax year, be reported as allocated to such person or entity for such tax year, and (b) otherwise shall be reported as allocated to the Buyer. Sellers and the Seller Representative shall each provide to the Buyer a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) or any successor form thereto (and any other applicable tax form) upon the execution of this Agreement. The parties hereto understand that, in the event their tax identification numbers are not certified to the Buyer, the Internal Revenue Code, as amended from time to time, may require withholding or a portion of any interest or other income earned on the Escrowed Funds.

3.	Disbursement of Escrowed Shares and Escrowed Funds.

 (a)	No later than three Business days following the receipt of a joint written notice from the Buyer and the Seller Representative (the "Indemnification Notice") that the Buyer and the Seller Representative agree that indemnification by a Seller or Sellers in the amount or amounts set forth in such notice is to be made to the Buyer from the Seller's portion of the Escrowed Shares and Escrowed Funds with respect to a notice of claim delivered by the Buyer pursuant to
Section 8.02 of the Purchase Agreement, the Buyer shall withdraw from the Escrowed Funds the designated amount and in the event the designated amount exceeds the portion of the Escrowed
Funds of a Seller, the Buyer shall withdraw for cancellation such number of the Seller's Escrowed Shares equal in value as determined pursuant to the Purchase Agreement to the balance of the Seller's portion of the indemnification amount; provided, however, the amount or amounts to be withdrawn and cancelled shall not in the aggregate exceed the balance of the sum of the Seller's portion of the Escrowed Funds, plus interest accrued but unpaid on the balance of Seller's portion of the Escrowed Funds not withdrawn and the balance of Seller's portion of the Escrowed Shares not cancelled as valued pursuant to the Purchase Agreement.

(b)	If on the date that is eighteen (18) months following the
Closing Date, there remains a balance of Escrowed Funds or Escrowed Shares and there is no outstanding claim for indemnification made against the Sellers by the Buyer pursuant to the Purchase Agreement or the amount of the outstanding Indemnification Claims aggregate less than such balance, the Buyer shall disburse from the Escrowed Shares and Escrowed Funds to each Seller such Seller's portion of the amount of the Escrowed Funds (together with accrued income thereon) which exceeds the aggregate of the outstanding Indemnification Claims, if any, with respect to such Seller.

(c)	The distribution, cancellation or withdrawal of all the
Escrowed Shares and Escrowed Funds shall not foreclose the prosecution by the Buyer against a Seller of a claim or claims for indemnification pursuant to Section 8.02(a) of the Purchase Agreement, subject to the limitations set forth in Sections 8.01 and 8.04 of the Purchase Agreement.

(d)	To the extent there remain Escrowed Shares and Escrowed
Funds which have not been withdrawn, disbursed or cancelled as a result of a dispute between the Buyer and the Seller Representative, the Buyer and the Seller Representative shall use their reasonable best efforts to resolve such dispute by negotiation and the Buyer shall disburse, withdraw or cancel such balance in accordance with
Section 6(b)(ix) of this Agreement.

4.	Escrowed Funds Interest.  All disbursements or withdrawals of
Escrowed Funds from the Escrowed Account shall include income accrued in the Escrowed Account on the amount being disbursed before such income accrual.

5.	Disbursement.  All disbursements to Sellers of Escrowed
Funds made hereunder shall be made promptly by bank or cashier's check.

6.	Buyer's Responsibilities With Respect to Escrowed Shares
and Escrowed Funds.

	(a)	It is further agreed that:

(i)	The Buyer shall not be under any duty to give the
Escrowed Shares and Escrowed Funds held by it hereunder any greater degree of care than it gives its own similar property.

(ii)	This Agreement expressly sets forth all the Buyer's
duties with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Buyer. The Buyer shall not be bound by the provisions of any agreement among the other parties hereto, except the Purchase Agreement and this Agreement.

(iii)	The Buyer shall not be liable with respect to the
Escrowed Shares and Escrowed Funds, except for its own negligence or willful misconduct, and, except with respect to claims based upon such negligence or willful misconduct that are successfully asserted against the Buyer. With respect to a successor Escrow Agent, the Buyer and the Sellers shall jointly and severally indemnify and hold harmless the successor Escrow Agent from and against any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of, and in connection with, this Agreement. In no event shall the Buyer and the Sellers be liable for consequential, indirect or punitive damages. This paragraph shall survive termination of this Agreement.

(iv)	The Buyer as Escrow Agent shall be entitled to rely
upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Buyer may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(v)	The Buyer as Escrow Agent may act pursuant to the
advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

(vi)	Any payments of income, if any, from the Escrow
Account shall be subject to withholding regulations then in force with respect to United States taxes.

(vii)	The Buyer at any time (A) may be discharged from its
duties and obligations hereunder by the delivery to it of notice of termination signed by the Seller Representative and the written designation by the Seller Representative and Buyer of another person to act as an Escrow Agent (Successor Designation) or, (B) at any time may resign by giving written notice to such effect to the Seller Representative. Upon any such termination or resignation, the Buyer shall deliver the Escrowed Shares and Escrowed Funds to any successor, or to any court of competent jurisdiction if no such successor is agreed upon, whereupon the Buyer shall be discharged of and from any and all further obligations arising in connection with this Agreement. The termination or resignation of the Buyer shall take effect on the earlier of (1) the appointment of a successor by the Buyer and the Seller Representative or a court of competent jurisdiction or (2) the twentieth day after the date of delivery to the Seller Representative of the Buyer's written notice of resignation. If at that time the Buyer or a successor has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Shares and Escrowed Funds safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the parties hereto or an enforceable order of a court of competent jurisdiction. In the event Buyer or the successor Escrow Agent shall merge or consolidate with another entity or shall sell all or substantially all of its assets or corporate trust business to another entity, the surviving entity or transferee, as the case may be, shall be the successor Escrow Agent without further act.

(viii)	The Buyer or successor Escrow Agent shall have no
responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(ix)	In the event of any dispute between the Sellers and the
Buyer hereto resulting in adverse claims or demands being made in connection with the Escrowed Shares and Escrowed Funds or in the event that the Buyer or successor Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Buyer or, if it is replaced, the successor Escrow Agent shall retain the Escrowed Shares and Escrowed Funds until it shall have received
(A) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Shares and Escrowed Funds or (B) a written agreement executed by the Buyer and Seller Representative directing delivery of the Escrowed Shares and Escrowed Funds, in which event the Buyer or the successor Escrow Agent shall release and distribute the Escrowed Shares and Escrowed Funds in accordance with such order or agreement. The Buyer or successor Escrow Agent shall act on such court order without further question.

(x)	The parties hereto irrevocably (A) submit to the
jurisdiction of any state or federal court sitting in New York County, New York in any action or proceeding arising out of, or relating to, this Agreement, (B) agree that all claims with respect to such action or proceeding shall be heard and determined in such state or federal court, and (C) waive, to the fullest extent possible, the defense of an inconvenient forum. The parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(xi)	Distribution, withdrawal and cancellation of all of the
Escrowed Shares and Escrowed Funds pursuant to this Agreement by the
Buyer or successor Escrow Agent shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of any party to this
Agreement in and to the Escrowed Shares and Escrowed Funds not receiving the benefit of such distribution, withdrawal and cancellation, and shall be a perpetual bar both at law and in equity as against the other parties hereto. The Buyer's or the successor Escrow Agent's responsibilities and liabilities hereunder will terminate upon transfer, withdrawal and cancellation of all the Escrowed Shares and Escrowed
Funds under this Agreement.
(xii)	Irrespective of the forgoing, the Buyer will act on
instructions from Seller Representative to sell any of the Escrowed
Shares that become registered under the Securities Act of 1933, as amended, for resale by the Seller; provided that the net proceeds from such sale shall be deemed Escrowed Funds to be held in
accordance with the terms hereof until released in accordance with the terms hereof.
7.	Voting.  As long as any Escrowed Shares remains subject to the
Agreement, the Seller in whose name such Escrowed Shares are registered shall have the right to vote such shares on all matters submitted to the stockholders of the Buyer and shall be entitled to receive all notices and communication made to all stockholders of the Company.

8.	Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) facsimile, or (c) overnight delivery with proper postage prepaid, and addressed as follows:

			(i) 	If to the Buyer:

                        Scientific Industries, Inc.
                        70 Orville Drive
                        Bohemia, New York 11716
                        Attention: Helena R. Santos, Chief Executive Officer Facsimile Number: (631) 567-5896

                        With a copy to:

			      Reitler Brown & Rosenblatt LLC
			      800 Third Avenue, 21st Floor
			      New York, New York 10022
			      Attention: Leo Silverstein, Esq.
                        Facsimile Number: (212) 371-5500

                 (ii)	If to the Seller Representative:

                        Ms. Grace Morin
                        105 Cambridge Court
			      Harwick, Pennsylvania 15238

                        With a copy to:

                        Schnader Harrison Segal & Lewis LLP
			      2700 Fifth Avenue Place
			      120 5th Ave.
			      Pittsburgh, Pennsylvania 15222-3010
			      Attention:  Jeffrey W. Letwin, Esq.
			      Facsimile:   (412) 765-9858

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Except as otherwise provided herein, no notice or communication shall be effective until received.

9.	Miscellaneous.

	(a)	Binding Effect.  This Agreement shall be binding upon, and
inure solely to the benefit of, the parties hereto and their respective successors and assigns, heirs and administrators and shall not be enforceable by, or inure to the benefit of, any other third party, except as provided in paragraph (vii) of Section 6(b) with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

(b)	Choice of Law.  This Agreement shall be construed in
accordance with, and governed by, the internal law of the State of New York (without reference to its rules as to conflicts of law).

(c)	Modification.  This Agreement may only be modified by a
writing signed by the Buyer and the Sellers, or on behalf of the Sellers, the Seller Representative.

(d)	Headings.  The section headings herein are for convenience
only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections and Articles are to Sections and Articles, respectively, contained herein.

(e)	Counterparts; Facsimile.  This Agreement may be executed
in one or more counterparts (each of which may be transmitted via facsimile) but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

(f)	Conflicting Language.  In the event of a conflict between
Buyer and the Sellers relating to the language of this Agreement and the language of the Purchase Agreement, as between the Buyer and the Sellers, the language of the Purchase Agreement shall control between them.

(g)	Termination.  The escrow created pursuant to this Escrow
Agreement shall terminate at the time that the full amount of the Escrowed Shares and Escrowed Funds and the interest thereon have been disbursed, withdrawn or cancelled in accordance herewith.

(h)	Seller Representative.  The Sellers represent and warrant to the Buyer that Grace Morin, Seller Representative, has the power and authority to enter into and perform her obligations under this Agreement on behalf of each of the Sellers. Any actions by the Seller Representative shall be binding upon all of the Sellers. Unless and until notified in writing by a majority in interest of the Sellers or by the Seller Representative herself that she has resigned or been removed, the Buyer or successor Escrow Agent may conclusively assume that the Seller Representative has the power and authority to act on behalf of and bind the Sellers with respect to matters hereunder, and the Buyer or successor
Escrow Agent may act upon the directions and notices from the Seller Representative without inquiry.



[Signature Page Follows]



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


					SCIENTIFIC INDUSTRIES, INC.


                              By:   /s/Helena R. Santos
                              ___________________________
                              Name: Helena R. Santos
                              Title:  Chief Executive Officer


SELLERS:


/s/ Grace Morin
________________
Grace Morin


/s/Heather H. Haught
____________________
Heather H. Haught


/s/ William D. Chandler
_______________________
William D. Chandler







                      SCHEDULE I

                         TO

                   ESCROW AGREEMENT





Names               Address             Escrowed    Portion
                                        Shares
_____________       ________________    _________   ________


Grace Morin         105 Cambridge Court  112,950      90.36%
                    Harwick, PA 15238

Heather H. Haught   755 Parkway Ave.       6,025       4.82%
                    Pittsburgh, PA
                    15235

William D. Chandler 101 Washington Ave.    6,025       4.82%
                    #123
                    Oakmont, PA  15139
                                         --------    -------
Total:                                   125,000     100.0%